Oaktree Announces Fourth Quarter and Full-Year 2014 Financial Results

•
Adjusted net income per Class A unit was $0.61 and $3.24 for the fourth quarter and full-year 2014, respectively, down from $1.62 and $6.38 for the corresponding prior-year periods, on lower incentive and investment income.

•
Distributable earnings per Class A unit were $0.65 and $3.43 for the fourth quarter and full-year 2014, respectively, down from $1.33 and $5.82 for the corresponding prior-year periods, primarily on lower incentive income.

•
GAAP net income attributable to Oaktree Capital Group, LLC was $24.4 million and $126.3 million for the fourth quarter and full-year 2014, respectively, as compared with $64.9 million and $222.0 million for the corresponding prior-year periods.

•
Gross capital raised was $2.3 billion and $14.7 billion for the fourth quarter and full-year 2014, respectively, with newer investment strategies contributing $1.0 billion and $7.6 billion of the respective totals. The annual total of $14.7 billion represented a record for a year without a new Distressed Debt fund and drove a 9% year-over-year gain in assets under management, to $90.8 billion.

•	Oaktree declares a distribution of $0.56 per Class A unit with respect to the fourth quarter of 2014, bringing aggregate distributions relating to full-year 2014 to $2.71.
LOS ANGELES, CA. February 9, 2015 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the fourth quarter and year ended December 31, 2014.
Howard Marks, Co-Chairman, said, “The investing environment in 2014 defied easy labeling, with a big spread in performance among the major equity and fixed income indices, as well as our strategies.  Against this backdrop, we continued to find some attractive opportunities to deploy capital, particularly in real estate and Europe.  As we begin 2015 with our largest-ever fund marketing pipeline, we believe we are well positioned to take advantage of growing investment opportunities.”
Jay Wintrob, who joined Oaktree as CEO in November 2014, said, “Oaktree is an outstanding firm with tremendous talent and a superb reputation.  I look forward to making Oaktree even better by driving our focus on achieving excellence in investing, increasing efficiency and profitability, and pursuing appropriate growth opportunities.”
Adjusted net income (“ANI”) declined to $98.4 million in the fourth quarter of 2014 from $268.4 million in the fourth quarter of 2013. For full-year 2014, ANI decreased to $575.1 million from $1.1 billion in 2013. The declines primarily reflected lower incentive income attributable to the prior year's comparatively large incentive distributions by OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”), and reduced investment income.
Distributable earnings declined to $121.7 million in the fourth quarter of 2014 from $221.3 million in the fourth quarter of 2013. For full-year 2014, distributable earnings decreased to $608.1 million from $984.3 million in 2013. The declines primarily reflected lower incentive income following the comparatively large incentive distributions by Opps VIIb in 2013.
As previously announced, assets under management (“AUM”) and management fee-generating assets under management (“management fee-generating AUM”) as of December 31, 2014 were $90.8 billion and $78.1 billion, respectively, in each case up 9% from the respective December 31, 2013 balances, on capital inflows, the Highstar Capital team (“Highstar”) acquisition and, in the case of management fee-generating AUM, deployment of capital by applicable funds. AUM and management fee-generating AUM declined by $2.4 billion and $1.0 billion, respectively, from September 30, 2014, primarily as a result of distributions by closed-end funds.
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values of the funds’ holdings. ENI declined to $18.7 million in the fourth quarter of 2014 from $303.2 million in the fourth quarter of 2013, reflecting negative incentives created (fund level) in the current-year period. Per Class A unit, ENI was a loss of $0.02 and income of $1.46 for the fourth quarter and full-year 2014, respectively. Excluding the cumulative impact of a true-up in the full-year income tax rate, ENI per Class A unit would have been income of $0.08 for the fourth quarter of 2014.
GAAP-basis results for the fourth quarter and full-year 2014 included net income attributable to Oaktree Capital Group, LLC of $24.4 million and $126.3 million, respectively, as compared to $64.9 million and $222.0 million for the comparable prior-year periods.
Closed-end funds that Oaktree is currently marketing include Oaktree Mezzanine Fund IV, L.P. (“Mezz IV”), Oaktree Principal Fund VI, L.P. (“PF VI”), Oaktree Real Estate Opportunities Fund VII, L.P., Oaktree Power Opportunities Fund IV, L.P. and Oaktree Opportunities Funds X and Xb, L.P.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$264,812	$528,620	$1,373,556	$2,038,750
Adjusted net income	98,375	268,373	575,130	1,080,707
Distributable earnings revenues	280,507	482,213	1,386,878	1,944,656
Distributable earnings	121,650	221,255	608,139	984,266
Fee-related earnings revenues	192,464	197,620	764,492	749,901
Fee-related earnings	68,369	73,333	253,133	260,115
Economic net income revenues	133,163	701,526	1,046,524	2,177,391
Economic net income	18,722	303,200	339,827	1,033,739
Per Class A unit:
Adjusted net income	$0.61	$1.62	$3.24	$6.38
Distributable earnings	0.65	1.33	3.43	5.82
Fee-related earnings	0.41	0.40	1.44	1.43
Economic net income (loss)	(0.02)	1.92	1.46	6.07
Operating Metrics:
Assets under management (in millions):
Assets under management	$90,831	$83,605	$90,831	$83,605
Management fee-generating assets under management	78,079	71,950	78,079	71,950
Incentive-creating assets under management	33,861	32,379	33,861	32,379
Uncalled capital commitments	10,333	13,169	10,333	13,169
Accrued incentives (fund level):
Incentives created (fund level)	(78,645)	415,436	164,370	1,168,836
Incentives created (fund level), net of associated incentive income compensation expense	(50,731)	152,121	24,228	549,545
Accrued incentives (fund level)	1,949,407	2,276,439	1,949,407	2,276,439
Accrued incentives (fund level), net of associated incentive income compensation expense	999,923	1,235,226	999,923	1,235,226

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited. GAAP-basis results, including adjusted net income, for the year ended December 31, 2014 are subject to the completion of Oaktree's annual audit.

Operating Metrics
Assets Under Management
AUM was $90.8 billion as of December 31, 2014, $93.2 billion as of September 30, 2014 and $83.6 billion as of December 31, 2013. The $2.4 billion decrease since September 30, 2014 reflected $2.6 billion of distributions to closed-end fund investors, a $0.5 billion negative net impact from foreign currency translation and $0.4 billion of market-value declines, partially offset by $1.3 billion in aggregate capital inflows and fee-generating leverage for closed-end and evergreen funds. Capital inflows and fee-generating leverage for closed-end and evergreen funds included $0.5 billion for collateralized loan obligation vehicles (“CLOs”), $0.4 billion for Oaktree Enhanced Income Fund II, L.P. (“EIF II”) and $0.2 billion for Mezz IV. The $2.6 billion of distributions to closed-end fund investors included $1.3 billion by Distressed Debt funds.
The $7.2 billion increase in AUM since December 31, 2013 reflected $6.5 billion of capital inflows and fee-generating leverage for closed-end and evergreen funds, $4.7 billion of net inflows to open-end funds, $2.6 billion of market-value gains and $2.3 billion from the Highstar acquisition, partially offset by $7.0 billion of distributions to closed-end fund investors and a $1.4 billion negative net impact from foreign currency translation. The $6.5 billion of capital inflows and fee-generating leverage for closed-end and evergreen funds included $1.9 billion for CLOs, $1.5 billion for EIF II, $1.0 billion for Real Estate Debt, $0.7 billion for Strategic Credit, $0.5 billion for Mezz IV, $0.3 billion for PF VI and $0.3 billion for Value Equities. Of the $7.0 billion of distributions to closed-end fund investors, $3.2 billion and $2.0 billion were attributable to Distressed Debt and Principal Investing funds, respectively. Net inflows to open-end funds included gross capital raised of $3.8 billion for High Yield Bonds, $3.1 billion for Emerging Markets Equities, $1.2 billion for Senior Loans and $1.0 billion for Convertible Securities.
Management Fee-generating Assets Under Management
Management fee-generating AUM was $78.1 billion as of December 31, 2014, $79.1 billion as of September 30, 2014 and $72.0 billion as of December 31, 2013. The $1.0 billion decrease since September 30, 2014 reflected declines of $1.4 billion attributable to closed-end funds in liquidation, $0.6 billion from market-value changes in funds for which management fees are based on NAV and a $0.4 billion negative net impact from foreign currency translation, partially offset by $0.9 billion in fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV and $0.5 billion in new capital commitments for CLOs.
The $6.1 billion increase in management fee-generating AUM since December 31, 2013 reflected $4.7 billion from net inflows to open-end funds, $2.9 billion from fee-generating leverage and drawdowns or contributions by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, $1.9 billion from the Highstar acquisition and $1.7 billion in new capital commitments, partially offset by $3.3 billion attributable to closed-end funds in liquidation, a $1.2 billion negative net impact from foreign currency translation and $0.5 billion of distributions by funds that pay fees based on NAV.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $33.9 billion as of December 31, 2014, $34.7 billion as of September 30, 2014 and $32.4 billion as of December 31, 2013. The $0.8 billion decrease since September 30, 2014 reflected the net effect of $1.3 billion in drawdowns by closed-end funds, $2.0 billion in distributions by closed-end funds, $0.1 billion in market-value gains and a $0.2 billion negative net impact from foreign currency translation. The $1.5 billion increase since December 31, 2013 reflected the net effect of $5.8 billion in drawdowns by closed-end funds, $2.3 billion in market-value gains, $1.0 billion from the Highstar acquisition, $6.8 billion in distributions by closed-end funds and a $0.7 billion negative net impact from foreign currency translation.
Of the $33.9 billion in incentive-creating AUM as of December 31, 2014, $24.3 billion, or 71.7%, was generating incentives at the fund level.

Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.9 billion as of December 31, 2014, $2.1 billion as of September 30, 2014 and $2.3 billion as of December 31, 2013. The fourth quarter of 2014 reflected $78.6 million of negative incentives created (fund level) and $53.0 million of segment incentive income recognized. The $78.6 million of negative incentives created (fund level) was the net result of $119.7 million from funds that generated positive incentives and $198.3 million from funds that created negative incentives, with a significant portion of the latter being in excess of our typical 20% share due to catch-up allocations for certain closed-end funds. Generally speaking, while in the catch-up layer, approximately 80% of any increase or decrease, respectively, in the fund’s NAV results in a commensurate amount of positive or negative incentives created (fund level).
Full-year 2014 reflected $164.4 million of incentives created (fund level) and $491.4 million of segment incentive income recognized. The $164.4 million of incentives created (fund level) was the net result of $494.9 million from funds that generated positive incentives and $330.5 million from funds that created negative incentives, with a significant portion of the latter being in the catch-up layer for certain closed-end funds.
Net of incentive income compensation expense, accrued incentives (fund level) were $1.0 billion as of December 31, 2014, $1.1 billion as of September 30, 2014 and $1.2 billion as of December 31, 2013. As of December 31, 2014 and 2013, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $420.7 million and $494.0 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $10.3 billion as of December 31, 2014, $12.4 billion as of September 30, 2014, and $13.2 billion as of December 31, 2013. Capital drawn by closed-end funds during the fourth quarter and full-year 2014 aggregated $2.6 billion and $8.8 billion, respectively, as compared with $1.5 billion and $6.1 billion for the corresponding prior-year periods.
Segment Results
Revenues
Segment revenues declined $263.8 million, or 49.9%, to $264.8 million in the fourth quarter of 2014, from $528.6 million in the fourth quarter of 2013, reflecting decreases of $5.1 million in management fees, $189.5 million in incentive income and $69.2 million in investment income.
For full-year 2014, segment revenues declined $665.2 million, or 32.6%, to $1.4 billion from $2.0 billion in 2013, reflecting an increase of $14.6 million in management fees and decreases of $538.8 million in incentive income and $141.0 million in investment income.
Management Fees
Management fees decreased $5.1 million, or 2.6%, to $192.5 million in the fourth quarter of 2014, from $197.6 million in the fourth quarter of 2013, as a result of the prior-year period’s extra $12.5 million in deferred fees from Oaktree Mezzanine Fund III, L.P. (“Mezz III”) that were contingent on the fund achieving certain cash-flow levels and $5.3 million in retroactive management fees upon a closing by Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”). Excluding the extra management fees from Mezz III and ROF VI, quarterly management fees increased $12.7 million, or 7.1%, from the prior-year period, reflecting the start of Oaktree Opportunities Fund IX, L.P.’s (“Opps IX”) investment period on January 1, 2014, net inflows and market-value gains in open-end funds, and the Highstar acquisition, less the impact of closed-end fund distributions.
For full-year 2014, management fees grew $14.6 million, or 1.9%, to $764.5 million from $749.9 million in 2013, despite an aggregate $114.3 million decline primarily attributable to closed-end funds in liquidation and the inclusion in the prior-year period of $15.6 million in deferred fees from Mezz III and $9.5 million in retroactive management fees from ROF VI. Excluding the prior year's extra management fees from Mezz III and ROF VI, annual management fees increased $39.7 million, or 5.5%, from the prior-year period, generally for the same reasons as described above for the fourth quarter.
Incentive Income
Incentive income decreased $189.5 million, or 78.1%, to $53.0 million in the fourth quarter of 2014, from $242.5 million in the fourth quarter of 2013. The decline was primarily attributable to a smaller incentive distribution by Opps VIIb, which accounted for $27.2 million and $97.3 million in the fourth quarters of 2014 and 2013, respectively.
For full-year 2014, incentive income decreased $538.8 million, or 52.3%, to $491.4 million, from $1.0 billion in 2013. The decline was primarily attributable to lower incentive distributions, partially offset by higher tax-related incentive distributions with respect to taxable income generated by closed-end funds. Full-year 2014 included incentive distributions of $201.8 million from Opps VIIb and $219.7 million of tax-related incentive distributions.  Full-year 2013 included incentive distributions of $662.3 million from Opps VIIb and $122.7 million of tax-related incentive distributions.
Investment Income
Investment income decreased to $19.3 million in the fourth quarter of 2014, from $88.5 million in the fourth quarter of 2013, primarily as a result of market-value changes in Oaktree funds amid the generally weaker global financial markets in the current-year period. The average invested balance in Oaktree funds increased 33.2% between the fourth quarters of 2013 and 2014. Investments in companies accounted for $9.4 million of the overall decline, principally reflecting a sizable market-value gain in the fourth quarter of 2013 on our minority equity investment in China Cinda Asset Management Co., Ltd. (“Cinda”). Our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”) accounted for investment income of $16.2 million and $11.9 million in the fourth quarters of 2014 and 2013, respectively, of which performance fees accounted for $4.8 million and $0.4 million, respectively.
For full-year 2014, investment income decreased $141.0 million, or 54.5%, to $117.7 million from $258.7 million in 2013, primarily as a result of market-value changes in Oaktree funds. Investments in companies accounted for $15.3 million of the overall decline, principally reflecting a sizable market-value gain in 2013 on our investment in Cinda, as compared to a market-value loss in 2014. Our one-fifth ownership stake in DoubleLine accounted for investment income of $46.9 million and $31.4 million in 2014 and 2013, respectively, of which performance fees accounted for $10.1 million and $3.4 million, respectively.
Expenses
Compensation and Benefits
Compensation and benefits increased $5.3 million, or 6.2%, to $91.3 million for the fourth quarter of 2014, from $86.0 million for the fourth quarter of 2013. For full-year 2014, compensation and benefits increased $16.2 million, or 4.4%, to $381.5 million from $365.3 million in 2013. Both increases primarily reflected growth in headcount, and secondarily the Highstar acquisition. The fourth quarters of 2014 and 2013 included an expense of $0.7 million and $2.1 million, respectively, and full-years 2014 and 2013 included a $0.2 million benefit and a $6.5 million expense, respectively, associated with our phantom equity awards, stemming from each period's equity distributions and change in the Class A unit trading price. Accruals towards the year-end bonus pool over the first three quarters proved to be higher than necessary in both 2013 and 2014, resulting in a lower-than-representative bonus charge in each year’s fourth quarter.  In the fourth quarter of 2014, bonus expense was approximately $10 million lower than the average of the year’s first three quarters.
Equity-based Compensation
Equity-based compensation increased to $5.4 million for the fourth quarter of 2014 from $1.2 million for the fourth quarter of 2013. For full-year 2014, equity-based compensation increased to $19.7 million from $3.8 million in 2013. Both increases primarily reflected non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.

Incentive Income Compensation
Incentive income compensation expense decreased $103.7 million, or 81.1%, to $24.1 million for the fourth quarter of 2014, from $127.8 million for the fourth quarter of 2013, primarily reflecting the 78.1% decline in incentive income. For full-year 2014, incentive income compensation expense decreased $204.3 million, or 46.8%, to $231.9 million from $436.2 million in 2013. The percentage decrease for the annual period was slightly smaller than the corresponding decline of 52.3% in incentive income, primarily due to the 2011 acquisition of a small portion of certain investment professionals’ carried interest in Opps VIIb, which caused incentive income compensation expense in 2013 to be $50.1 million lower than it otherwise would have been. There was no such benefit in 2014.
General and Administrative
General and administrative expense decreased $5.3 million, or 14.5%, to $31.2 million for the fourth quarter of 2014, from $36.5 million for the fourth quarter of 2013. Excluding the impact of foreign currency-related items, general and administrative expense decreased $4.7 million, or 12.8%, to $32.0 million from $36.7 million, primarily reflecting lower legal and other professional fees, as well as the fact that the fourth quarter of 2013 included $1.8 million in placement fees for ROF VI, as compared with a negligible amount of such expenses in the fourth quarter of 2014. For full-year 2014, general and administrative expense increased $5.2 million, or 4.4%, to $122.6 million from $117.4 million in 2013. Excluding the impact of foreign currency-related items, general and administrative expense increased $10.5 million, or 8.9%, to $128.8 million from $118.3 million, primarily reflecting higher legal and other professional fees, as well as costs associated with corporate growth and the Highstar acquisition, partially offset by lower placement fees.
Other Income (Expense), Net
The fourth quarter of 2014 included a $2.1 million loss related to the sale of the portfolio of properties received as part of a 2010 arbitration award related to a former senior executive and portfolio manager of the Company’s real estate group who left the Company in 2005 and a $1.5 million loss associated with certain non-operating activities. Full-year 2014 included those two items, as well as the write-off of $3.0 million in unamortized debt issuance costs stemming from the refinancing of our five-year corporate credit facility and $1.5 million of income related to proceeds received as part of the 2010 arbitration award.
Adjusted Net Income
ANI decreased $170.0 million, or 63.3%, to $98.4 million for the fourth quarter of 2014, from $268.4 million for the fourth quarter of 2013, reflecting decreases of $85.8 million in incentive income, net of incentive income compensation expense (“net incentive income”), $69.2 million in investment income and $4.9 million in fee-related earnings. The portion of ANI attributable to our Class A units was $26.6 million and $61.9 million for the fourth quarters of 2014 and 2013, respectively. Per Class A unit, adjusted net income-OCG was $0.61 and $1.62 for the fourth quarters of 2014 and 2013, respectively.
For full-year 2014, ANI decreased $505.6 million, or 46.8%, to $575.1 million from $1.1 billion in 2013, reflecting decreases of $334.4 million in net incentive income, $141.0 million in investment income and $7.0 million in fee-related earnings. The portion of ANI attributable to our Class A units was $137.8 million and $223.1 million for 2014 and 2013, respectively. Per Class A unit, adjusted net income-OCG was $3.24 and $6.38 for 2014 and 2013, respectively.
The effective tax rate applied to ANI for the fourth quarters of 2014 and 2013 was 4% and 9%, respectively, resulting from full-year effective rates of 12% and 9%, respectively.
Distributable Earnings
Distributable earnings declined $99.6 million, or 45.0%, to $121.7 million for the fourth quarter of 2014, from $221.3 million for the fourth quarter of 2013, reflecting decreases of $85.8 million in net incentive income, $7.0 million in investment income proceeds and $4.9 million in fee-related earnings. For the fourth quarter of 2014, investment income proceeds totaled $35.0 million, including $14.7 million from fund distributions and $19.3 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $42.1 million, of which $26.6 million and $15.4 million was attributable to fund distributions and DoubleLine, respectively.
For full-year 2014, distributable earnings declined $376.2 million, or 38.2%, to $608.1 million from $984.3 million in 2013, reflecting decreases of $334.4 million in net incentive income, $33.6 million in investment income proceeds and $7.0 million in fee-related earnings. For full-year 2014, investment income proceeds totaled $131.0 million, including $81.4 million from fund distributions and $46.7 million from DoubleLine, as compared with total investment income proceeds in 2013 of $164.6 million, of which $128.9 million and $35.7 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $0.65 and $1.33 per unit for the fourth quarters of 2014 and 2013, respectively, reflecting distributable earnings per Operating Group unit of $0.80 and $1.46, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings declined $4.9 million, or 6.7%, to $68.4 million for the fourth quarter of 2014, from $73.3 million for the fourth quarter of 2013. The decrease reflected $5.1 million of lower management fees, an increase of $5.3 million in compensation and benefits, and a decrease of $5.3 million in general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.41 and $0.40 per unit for the fourth quarters of 2014 and 2013, respectively.
For full-year 2014, fee-related earnings declined $7.0 million, or 2.7%, to $253.1 million from $260.1 million in 2013. The decrease reflected increases of $16.2 million in compensation and benefits and $5.2 million in general and administrative expense, partially offset by $14.6 million of higher management fees. The portion of fee-related earnings attributable to our Class A units was $1.44 and $1.43 per unit for 2014 and 2013, respectively.
The effective tax rate applicable to fee-related earnings for the fourth quarters of 2014 and 2013 was 6% and 17%, respectively, resulting from full-year effective rates of 11% and 15%, respectively.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $24.4 million for the fourth quarter of 2014, as compared to $64.9 million for the fourth quarter of 2013. For full-year 2014, net income attributable to Oaktree Capital Group, LLC was $126.3 million, as compared to $222.0 million for full-year 2013.
Capital and Liquidity
As of December 31, 2014, Oaktree had $1.1 billion of cash and investments in U.S. Treasury securities and $850 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of December 31, 2014, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with its 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $1.0 billion as of that date.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the fourth quarter of 2014 of $0.56 per Class A unit. This distribution will be paid on February 25, 2015 to Class A unitholders of record at the close of business on February 19, 2015.
Conference Call
Oaktree will host a conference call to discuss its fourth quarter and full-year 2014 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 568-3942 (U.S. callers) or +1 (203) 369-3812 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $90.8 billion in assets under management as of December 31, 2014. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 925 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Investor Relations Website

Investors and others should note that Oaktree uses the Investors section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.
Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$45,821	$43,183	$192,055	$192,605
Incentive income	1,839	—	1,839	2,317
Total revenues	47,660	43,183	193,894	194,922
Expenses:
Compensation and benefits	(96,003)	(86,058)	(388,512)	(365,696)
Equity-based compensation	(11,169)	(7,564)	(41,395)	(28,441)
Incentive income compensation	(50,393)	(174,105)	(221,194)	(482,551)
Total compensation and benefits expense	(157,565)	(267,727)	(651,101)	(876,688)
General and administrative	(20,638)	(34,177)	(99,835)	(114,404)
Depreciation and amortization	(1,865)	(1,853)	(8,003)	(7,119)
Consolidated fund expenses	(41,304)	(28,102)	(188,538)	(108,851)
Total expenses	(221,372)	(331,859)	(947,477)	(1,107,062)
Other income (loss):
Interest expense	(45,679)	(18,229)	(129,942)	(61,160)
Interest and dividend income	395,270	430,438	1,902,576	1,806,361
Net realized gain on consolidated funds’ investments	534,988	707,550	2,131,584	3,503,998
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(824,892)	835,974	(993,260)	1,843,469
Investment income	18,546	33,427	33,695	56,027
Other income (expense), net	2,012	(3)	3,018	409
Total other income	80,245	1,989,157	2,947,671	7,149,104
Income (loss) before income taxes	(93,467)	1,700,481	2,194,088	6,236,964
Income taxes	552	(7,358)	(18,536)	(26,232)
Net income (loss)	(92,915)	1,693,123	2,175,552	6,210,732
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	193,762	(1,420,612)	(1,649,890)	(5,163,939)
Net income attributable to non-controlling interests in consolidated subsidiaries	(76,457)	(207,604)	(399,379)	(824,795)
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998
Distributions declared per Class A unit	$0.62	$0.74	$3.15	$4.71
Net income per unit (basic and diluted):
Net income per Class A unit	$0.56	$1.69	$2.97	$6.35
Weighted average number of Class A units outstanding	43,616	38,343	42,582	34,979

Segment Financial Data

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$192,464	$197,620	$764,492	$749,901
Incentive income	53,004	242,530	491,402	1,030,195
Investment income	19,344	88,470	117,662	258,654
Total revenues	264,812	528,620	1,373,556	2,038,750
Expenses:
Compensation and benefits	(91,310)	(85,962)	(381,544)	(365,306)
Equity-based compensation	(5,426)	(1,182)	(19,705)	(3,828)
Incentive income compensation	(24,082)	(127,771)	(231,871)	(436,217)
General and administrative	(31,186)	(36,472)	(122,566)	(117,361)
Depreciation and amortization	(1,599)	(1,853)	(7,249)	(7,119)
Total expenses	(153,603)	(253,240)	(762,935)	(929,831)
Adjusted net income before interest and other income (expense)	111,209	275,380	610,621	1,108,919
Interest expense, net of interest income (2).	(9,212)	(7,004)	(30,190)	(28,621)
Other income (expense), net	(3,622)	(3)	(5,301)	409
Adjusted net income	$98,375	$268,373	$575,130	$1,080,707

Adjusted net income-OCG	$26,587	$61,928	$137,762	$223,113
Adjusted net income per Class A unit	0.61	1.62	3.24	6.38
Distributable earnings	121,650	221,255	608,139	984,266
Distributable earnings-OCG	28,306	50,914	145,973	203,595
Distributable earnings per Class A unit	0.65	1.33	3.43	5.82
Fee-related earnings	68,369	73,333	253,133	260,115
Fee-related earnings-OCG	17,825	15,166	61,318	50,122
Fee-related earnings per Class A unit	0.41	0.40	1.44	1.43
Economic net income	18,722	303,200	339,827	1,033,739
Economic net income (loss)-OCG	(970)	73,513	62,059	212,283
Economic net income (loss) per Class A unit	(0.02)	1.92	1.46	6.07

Weighted average number of Operating Group units outstanding	152,853	151,061	152,660	150,971
Weighted average number of Class A units outstanding	43,616	38,343	42,582	34,979

Operating Metrics:
Assets under management (in millions):
Assets under management	$90,831	$83,605	$90,831	$83,605
Management fee-generating assets under management	78,079	71,950	78,079	71,950
Incentive-creating assets under management	33,861	32,379	33,861	32,379
Uncalled capital commitments (3).	10,333	13,169	10,333	13,169
Accrued incentives (fund level): (4)
Incentives created (fund level)	(78,645)	415,436	164,370	1,168,836
Incentives created (fund level), net of associated incentive income compensation expense	(50,731)	152,121	24,228	549,545
Accrued incentives (fund level)	1,949,407	2,276,439	1,949,407	2,276,439
Accrued incentives (fund level), net of associated incentive income compensation expense	999,923	1,235,226	999,923	1,235,226

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from equity value units (“EVUs”) that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.9 million and $0.8 million for the three months ended December 31, 2014 and 2013, respectively, and $3.6 million and $3.2 million for the years ended December 31, 2014 and 2013, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		December 31, 2014	September 30, 2014	December 31, 2013
		(in millions)
Assets Under Management:
Closed-end funds		$48,203	$49,869	$46,685
Open-end funds		37,452	37,970	32,868
Evergreen funds		5,176	5,385	4,052
Total		$90,831	$93,224	$83,605

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Change in Assets Under Management:
Beginning balance	$93,224	$79,818	$83,605	$77,051
Closed-end funds:
New capital commitments/other (1).	876	1,834	4,172	5,496
Acquisition (Highstar)	—	—	2,349	—
Distributions for a realization event/other (2).	(2,615)	(2,240)	(6,956)	(12,029)
Uncalled capital commitments at end of investment period	(169)	—	(315)	—
Foreign currency translation	(284)	111	(868)	269
Change in market value (3).	171	1,535	2,279	5,837
Change in applicable leverage	355	88	857	1,412
Open-end funds:
Contributions	1,287	2,021	9,123	5,276
Redemptions	(1,232)	(992)	(4,415)	(4,292)
Foreign currency translation	(186)	52	(522)	108
Change in market value (3).	(387)	1,118	398	2,684
Evergreen funds:
Contributions or new capital commitments	87	231	1,447	1,739
Redemptions or distributions	(89)	(92)	(218)	(272)
Distributions from restructured funds	(20)	(1)	(55)	(49)
Foreign currency translation	5	4	6	4
Change in market value (3).	(192)	118	(56)	371
Ending balance	$90,831	$83,605	$90,831	$83,605

(1)	These amounts represent new capital commitments and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs and recallable distributions at the end of the investment period.

(3)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

Management Fee-generating AUM		As of
		December 31, 2014	September 30, 2014	December 31, 2013
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$5,255	$4,340	$2,425
Other		32,017	33,455	33,997
Open-end funds		37,383	37,925	32,830
Evergreen funds		3,424	3,426	2,698
Total		$78,079	$79,146	$71,950

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$79,146	$66,947	$71,950	$66,784
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital/other (1).	533	4,562	1,667	6,597
Acquisition (Highstar)	—	—	1,882	—
Capital drawn by funds that pay fees based on drawn capital or NAV	277	142	959	1,835
Change attributable to funds in liquidation (2).	(1,387)	(1,527)	(3,303)	(8,222)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	(664)	(169)	(664)
Distributions by funds that pay fees based on NAV/other (3).	(35)	(106)	(511)	(325)
Foreign currency translation	(201)	63	(662)	196
Change in market value (4).	(52)	84	29	(1)
Change in applicable leverage	342	35	958	1,256
Open-end funds:
Contributions	1,261	2,022	9,095	5,276
Redemptions	(1,232)	(992)	(4,418)	(4,292)
Foreign currency translation	(185)	52	(521)	108
Change in market value	(386)	1,116	397	2,682
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	252	192	998	660
Redemptions or distributions	(83)	(92)	(214)	(272)
Change in market value	(171)	116	(58)	332
Ending balance	$78,079	$71,950	$78,079	$71,950

(1)	These amounts represent new capital commitments to funds that pay fees based on committed capital and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period and recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)	These amounts represent distributions by funds that pay fees based on NAV and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(4)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:	(in millions)
Assets under management	$90,831	$93,224	$83,605
Difference between assets under management and committed capital or cost basis for applicable closed-end funds (1).	(5,521)	(6,622)	(6,311)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(320)	(757)	(693)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(4,528)	(4,003)	(2,625)
Oaktree’s general partner investments in management fee-generating funds	(1,231)	(1,483)	(1,371)
Closed-end funds that are no longer paying management fees and co-investments that pay no management fees	(924)	(949)	(461)
Funds for which management fees were permanently waived	(228)	(264)	(194)
Management fee-generating assets under management	$78,079	$79,146	$71,950

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items such as retroactive management fees and the collection of deferred contingent management fees.

	As of
Weighted Average Annual Management Fee Rates:	December 31, 2014	September 30, 2014	December 31, 2013
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other	1.54	1.54	1.55
Open-end funds	0.47	0.47	0.47
Evergreen funds	1.53	1.55	1.63
Overall	0.96	0.97	1.02

Incentive-creating AUM

	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Incentive-creating Assets Under Management:	(in millions)
Closed-end funds	$31,743	$32,465	$30,362
Evergreen funds	2,118	2,250	2,017
Total	$33,861	$34,715	$32,379
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended December 31,		As of or for the Year Ended December 31,
	2014	2013	2014	2013
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$2,081,056	$2,103,533	$2,276,439	$2,137,798
Incentives created (fund level):
Closed-end funds	(69,115)	399,189	163,194	1,114,088
Evergreen funds	(9,530)	16,247	1,176	54,748
Total incentives created (fund level)	(78,645)	415,436	164,370	1,168,836
Less: segment incentive income recognized by us	(53,004)	(242,530)	(491,402)	(1,030,195)
Ending balance	$1,949,407	$2,276,439	$1,949,407	$2,276,439
Accrued incentives (fund level), net of associated incentive income compensation expense	$999,923	$1,235,226	$999,923	$1,235,226
Uncalled Capital Commitments
Uncalled capital commitments were $10.3 billion as of December 31, 2014, as compared with $12.4 billion as of September 30, 2014 and $13.2 billion as of December 31, 2013.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$192,464	$197,620	$764,492	$749,901
Incentive income	53,004	242,530	491,402	1,030,195
Investment income	19,344	88,470	117,662	258,654
Total revenues	264,812	528,620	1,373,556	2,038,750
Expenses:
Compensation and benefits	(91,310)	(85,962)	(381,544)	(365,306)
Equity-based compensation	(5,426)	(1,182)	(19,705)	(3,828)
Incentive income compensation	(24,082)	(127,771)	(231,871)	(436,217)
General and administrative	(31,186)	(36,472)	(122,566)	(117,361)
Depreciation and amortization	(1,599)	(1,853)	(7,249)	(7,119)
Total expenses	(153,603)	(253,240)	(762,935)	(929,831)
Adjusted net income before interest and other income (expense)	111,209	275,380	610,621	1,108,919
Interest expense, net of interest income	(9,212)	(7,004)	(30,190)	(28,621)
Other income (expense), net	(3,622)	(3)	(5,301)	409
Adjusted net income	98,375	268,373	575,130	1,080,707
Adjusted net income attributable to OCGH non-controlling interest	(70,305)	(200,252)	(417,259)	(834,966)
Non-Operating Group expenses	(496)	(248)	(1,645)	(1,195)
Adjusted net income-OCG before income taxes	27,574	67,873	156,226	244,546
Income taxes-OCG	(987)	(5,945)	(18,464)	(21,433)
Adjusted net income-OCG	$26,587	$61,928	$137,762	$223,113
Adjusted net income per Class A unit	$0.61	$1.62	$3.24	$6.38
Weighted average number of Class A units outstanding	43,616	38,343	42,582	34,979

Investment Income

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Corporate Debt	$78	$10,154	$15,767	$19,928
Convertible Securities	(84)	43	143	163
Distressed Debt	(18,313)	21,255	(894)	91,793
Control Investing	3,936	16,801	26,369	48,003
Real Estate	11,620	(486)	32,347	14,199
Listed Equities	2,086	13,245	8,466	36,615
Non-Oaktree funds	278	(1,609)	2,479	(369)
Income from investments in companies	19,743	29,067	32,985	48,322
Total investment income	$19,344	$88,470	$117,662	$258,654

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$192,464	$197,620	$764,492	$749,901
Incentive income	53,004	242,530	491,402	1,030,195
Receipts of investment income from funds (1).	14,749	26,615	81,438	128,896
Receipts of investment income from companies	20,290	15,448	49,546	35,664
Total distributable earnings revenues	280,507	482,213	1,386,878	1,944,656
Expenses:
Compensation and benefits	(91,310)	(85,962)	(381,544)	(365,306)
Incentive income compensation	(24,082)	(127,771)	(231,871)	(436,217)
General and administrative	(31,186)	(36,472)	(122,566)	(117,361)
Depreciation and amortization	(1,599)	(1,853)	(7,249)	(7,119)
Total expenses	(148,177)	(252,058)	(743,230)	(926,003)
Other income (expense):
Interest expense, net of interest income	(9,212)	(7,004)	(30,190)	(28,621)
Operating Group income tax (expense) benefit	2,154	(1,893)	(18)	(6,175)
Other income (expense), net	(3,622)	(3)	(5,301)	409
Distributable earnings	$121,650	$221,255	$608,139	$984,266

Distribution Calculation:
Operating Group distribution with respect to the period	$103,940	$178,247	$507,186	$791,314
Distribution per Operating Group unit	$0.68	$1.18	$3.32	$5.24
Adjustments per Class A unit:
Distributable earnings-OCG income tax expense	(0.02)	(0.09)	(0.21)	(0.26)
Tax receivable agreement	(0.09)	(0.08)	(0.36)	(0.28)
Non-Operating Group expenses	(0.01)	(0.01)	(0.04)	(0.04)
Distribution per Class A unit (2).	$0.56	$1.00	$2.71	$4.66

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended December 31, 2014, the distribution was announced on February 9, 2015 and is payable on February 25, 2015.

Units Outstanding

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Weighted Average Units:
OCGH	109,237	112,718	110,078	115,992
Class A	43,616	38,343	42,582	34,979
Total	152,853	151,061	152,660	150,971
Units Eligible for Fiscal Period Distribution:
OCGH	109,089	112,584
Class A	43,764	38,473
Total	152,853	151,057

Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$133,538	$144,897	$538,463	$559,426
Open-end funds	44,745	38,088	173,018	146,557
Evergreen funds	14,181	14,635	53,011	43,918
Total management fees	192,464	197,620	764,492	749,901
Expenses:
Compensation and benefits	(91,310)	(85,962)	(381,544)	(365,306)
General and administrative	(31,186)	(36,472)	(122,566)	(117,361)
Depreciation and amortization	(1,599)	(1,853)	(7,249)	(7,119)
Total expenses	(124,095)	(124,287)	(511,359)	(489,786)
Fee-related earnings	68,369	73,333	253,133	260,115
Fee-related earnings attributable to OCGH non-controlling interest	(48,860)	(54,720)	(182,414)	(199,758)
Non-Operating Group expenses	(496)	(247)	(1,647)	(1,196)
Fee-related earnings-OCG before income taxes	19,013	18,366	69,072	59,161
Fee-related earnings-OCG income taxes	(1,188)	(3,200)	(7,754)	(9,039)
Fee-related earnings-OCG	$17,825	$15,166	$61,318	$50,122
Fee-related earnings per Class A unit	$0.41	$0.40	$1.44	$1.43
Weighted average number of Class A units outstanding	43,616	38,343	42,582	34,979

Segment Statements of Financial Condition

	As of December 31,
	2014	2013
	(in thousands)
Assets:
Cash and cash-equivalents	$405,290	$390,721
U.S. Treasury securities	655,529	676,600
Corporate investments	1,515,443	1,197,173
Deferred tax assets	357,364	278,885
Receivables and other assets	334,173	273,748
Total assets	$3,267,799	$2,817,127
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$390,196	$304,427
Due to affiliates	309,214	242,986
Debt obligations	850,000	579,464
Total liabilities	1,549,410	1,126,877
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,161,407	1,220,647
Unitholders’ capital attributable to Oaktree Capital Group, LLC	556,982	469,603
Total capital	1,718,389	1,690,250
Total liabilities and capital	$3,267,799	$2,817,127
Corporate Investments

	As of December 31,
	2014	2013
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$426,677	$125,560
Convertible Securities	18,698	1,554
Distressed Debt	433,715	438,144
Control Investing	249,840	246,058
Real Estate	134,631	112,981
Listed Equities	149,901	129,697
Non-Oaktree funds	49,441	51,580
Investments in companies	52,540	91,599
Total corporate investments	$1,515,443	$1,197,173

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of December 31, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P.	Jan. 2014	Jan. 2017	$5,066	$4,053	$135	$2	$4,186	$4,966	$—	$—	$4,349	8.1%	3.7%	1.1x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,692	708	273	3,127	2,547	17	117	2,980	13.4	8.5	1.3
Special Account B	Nov. 2009	Nov. 2012	1,031	1,087	588	854	821	816	15	19	611	17.0	14.3	1.6
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	2,384	3,506	3,385	2,433	106	359	2,431	15.7	11.1	1.6
Special Account A	Nov. 2008	Oct. 2012	253	253	304	462	95	75	41	19	—	29.9	24.4	2.2
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,159	17,027	1,976	1,510	1,394	386	—	22.8	17.4	2.0
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,477	4,381	694	888	81	—	729	10.6	8.0	1.5
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,304	2,818	259	380	123	132	—	12.1	8.9	1.8
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	975	2,032	122	128	166	24	—	18.6	14.3	1.9
Legacy funds (6).	Various	Various	9,543	9,543	8,182	17,695	30	—	1,113	6	—	24.2	19.3	1.9
												22.6%	17.1%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund, L.P. (7) (8)	Sep. 2013	Sep. 2016	$384	$162	$(29)	$—	$133	$126	$—	$—	$169	nm	nm	0.8x
Special Account F (7).	Jan. 2014	Jan. 2017	253	106	(20)	—	86	85	—	—	111	nm	nm	0.8

Global Principal Investments
Oaktree Principal Fund VI, L.P. (7)	— (9)	—	$592	$24	$(1)	$—	$23	$23	$—	$—	$24	nm	nm	1.1x
Oaktree Principal Fund V, L.P. (10).	Feb. 2009	Feb. 2015	2,827	2,586	858	994	2,450	1,839	18	148	2,252	15.0%	8.6%	1.4
Special Account C	Dec. 2008	Feb. 2014	505	455	313	268	500	395	13	49	334	18.3	13.5	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,756	3,416	1,668	1,246	22	10	1,660	10.5	8.0	1.7
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	901	2,115	186	—	139	35	—	14.1	9.7	1.8
Legacy funds (6).	Various	Various	2,301	2,301	1,840	4,137	4	—	236	1	—	14.5	11.6	1.8
												13.5%	10.0%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$47	$177	$373	$332	$—	$—	$601	5.3%	1.6%	1.3x

European Principal Investments (11)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,974	€608	€224	€2,358	€3,133	€—	€118	€2,066	20.7%	12.1%	1.4x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€727	€1,300	€1,112	€1,042	€19	€59	€1,032	12.6	8.2	1.6
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$473	$430	$822	$81	$91	$30	$52	$—	11.5	8.6	2.0
												14.0%	9.2%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$574	$127	$134	$567	$1,036	$—	$22	$538	18.1%	8.5%	1.4x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,451	1,921	71	39	95	5	—	76.1	58.8	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												34.8%	26.7%

			As of December 31, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Infrastructure Investing
Highstar Capital IV, L.P. (12).	Nov. 2010	Nov. 2016	$2,346	$1,756	$221	$268	$1,709	$1,882	$—	$—	$1,335	19.1%	8.9%	1.3x

Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,677	$2,035	$491	$40	$2,486	$2,610	$—	$95	$2,199	24.9%	15.8%	1.3x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	746	701	1,328	1,209	12	130	913	19.9	14.5	1.7
Special Account D	Nov. 2009	Nov. 2012	256	263	161	224	200	112	2	14	138	16.1	13.8	1.6
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	391	430	411	277	13	61	220	17.7	12.2	2.0
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	652	1,283	76	—	114	15	—	15.6	11.7	2.0
Legacy funds (6).	Various	Various	1,634	1,610	1,399	3,009	—	—	112	—	—	15.2	12.0	1.9
												15.8%	12.3%
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (7) (13).	Sep. 2013	Sep. 2016	$1,012	$57	$15	$3	$69	$75	$—	$2	$55	nm	nm	1.4x
Oaktree PPIP Fund, L.P. (14) .	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund IV, L.P. (7) (13)	Oct. 2014	Oct. 2019	$463	$39	$—	$—	$39	$38	$—	$—	$40	nm	nm	1.0x
Oaktree Mezzanine Fund III, L.P. (15).	Dec. 2009	Dec. 2014	1,592	1,423	253	911	765	732	—	—	775	14.9%	10.4% / 7.2%	1.3
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	503	1,388	222	307	—	—	239	11.3	7.8	1.6
OCM Mezzanine Fund, L.P. (16).	Oct. 2001	Oct. 2006	808	773	303	1,073	3	—	38	1	—	15.4	10.8 / 10.5	1.5
												13.1%	8.8%
European Private Debt
Oaktree European Dislocation Fund, L.P. (7) (13).	Oct. 2013	Oct. 2016	€294	€66	€8	€39	€35	€64	€—	€1	€29	nm	nm	1.2x
Special Account E (7) (13).	Oct. 2013	Apr. 2015	€379	€166	€13	€16	€163	€156	€—	€2	€158	nm	nm	1.1
				$68,690	(17) (18)			31,515	(18)	1,919	(18)
						Other (19)		5,478		25
						Total (20)		$36,993		$1,944

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) exclude Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through December 31, 2014 was less than 18 months.

(8)
As of December 31, 2014, Oaktree had temporarily elected to assess management fees on NAV, instead of committed capital, during the investment period. As a result, as of December 31, 2014, management fee-generating AUM represented only that portion of NAV on which management fees were assessed.

(9)
As of December 31, 2014, Oaktree Principal Fund VI, L.P. had made an aggregate $24 million drawdown against its $592 million of committed capital. Oaktree has not yet commenced the fund's investment period and, as a result, as of December 31, 2014 management fees were assessed only on the drawn capital, and management fee-generating AUM included only that portion of committed capital.

(10)
In the fourth quarter of 2013, the investment period for Oaktree Principal Fund V, L.P. was extended for a one-year period until February 2015. However, management fees stepped down to the post-investment period basis effective February 2014.

(11)
Aggregate IRRs are based on the conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD using the December 31, 2014 spot rate of $1.21.

(12)
The fund includes co-investments of $385 million in AUM for which we earn no management fees or incentive allocation. Those co-investments have been excluded from the calculation of gross and net IRR, as well as the unreturned drawn capital plus accrued preferred return amount and multiple of drawn capital. The fund follows the American-style waterfall, whereby the general partner may receive carry as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of carried interest may be subject to repayment, or clawback. As of December 31, 2014, Oaktree had not recognized any carry from this fund. Additionally, under the terms of the Highstar acquisition, Oaktree is effectively entitled to approximately 8% of the carry generated by this fund.

(13)
Management fees during the investment period are calculated on drawn, rather than committed, capital. As a result, as of December 31, 2014 management fee-generating AUM included only that portion of committed capital that had been drawn.

(14)
Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Oaktree PPIP Fund, L.P. had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund, L.P., Oaktree PPIP Private Fund, L.P. and its related feeder fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.7% and 18.6%, respectively, as of December 31, 2013.

(15)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 7.2%. The combined net IRR for Class A and Class B interests was 9.3%.

(16)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.7%.

(17)	The aggregate change in drawn capital for the three and twelve months ended December 31, 2014 was $2.6 billion and $8.8 billion, respectively.

(18)	Totals are based on the conversion of Euro amounts to USD using the December 31, 2014 spot rate of $1.21.

(19)
This includes Oaktree Enhanced Income Fund, L.P., Oaktree Enhanced Income Fund II, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., CLOs, a closed-end separate account, a non-Oaktree fund and two evergreen separate accounts in our Real Estate Debt strategy.

(20)
This excludes one separate account with management fee-generating AUM of $425 million as of December 31, 2014, which has been included as part of the Strategic Credit strategy within the evergreen funds table, and includes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $146 million of management fee-generating AUM.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of Dec. 31, 2014	Year Ended December 31, 2014			Since Inception through December 31, 2014
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$13,772	1.7%	1.2%	1.9%	9.7%	9.1%	8.6%	0.81	0.55
Global High Yield Bonds	Nov. 2010	6,652	2.5	2.0	2.8	8.4	7.8	7.4	1.22	1.15
European High Yield Bonds	May 1999	634	6.0	5.5	4.6	8.3	7.8	6.3	0.67	0.39
U.S. Convertibles	Apr. 1987	4,844	3.0	2.5	9.4	9.9	9.4	8.4	0.50	0.36
Non-U.S. Convertibles	Oct. 1994	2,466	3.4	2.8	3.1	8.7	8.2	5.9	0.78	0.40
High Income Convertibles	Aug. 1989	907	3.7	3.2	1.8	11.7	11.2	8.4	1.04	0.59
U.S. Senior Loans	Sep. 2008	2,860	1.9	1.4	2.1	7.0	6.5	5.6	1.17	0.60
European Senior Loans	May 2009	1,638	1.4	0.9	2.0	9.6	9.1	10.7	1.72	1.79
Emerging Markets Equities	Jul. 2011	3,610	(5.3)	(6.1)	(2.2)	(0.6)	(1.4)	(2.6)	(0.04)	(0.15)
Total		$37,383

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of December 31, 2014				Year Ended December 31, 2014		Since Inception through December 31, 2014
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception					Rates of Return (1)		Annualized Rates of Return (1)
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2).	Jul. 2012	$2,687	$1,567	$ n/a		0.8%	(0.7)%	10.6%	9.0%
Value Opportunities	Sep. 2007	1,834	1,769	—	(3)	(0.2)	(2.4)	12.2	7.6
Value Equities (4).	Apr. 2014	351	112	—		nm	nm	nm	nm
Emerging Markets Opportunities (4).	Sep. 2013	286	79	—	(3)	nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	199	176	—	(3)	(0.3)	(1.2)	14.3	9.7
			3,703	—
Restructured funds (5)			—	5
Total (2)(6)			$3,703	$5

(1)	Returns represent time-weighted rates of return.

(2)	Includes a separate account in a closed-end fund structure with $579 million and $425 million of AUM and management fee-generating AUM, respectively.

(3)
As of December 31, 2014, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $47.2 million for Value Opportunities, $15.7 million for Emerging Markets Opportunities and $4.1 million for Emerging Markets Absolute Return.

(4)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of December 31, 2014 was less than 18 months.

(5)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of December 31, 2014, these funds had gross and net IRRs since inception of (2.0)% and (4.4)%, 7.7% and 5.3%, and (5.4)% and (6.4)%, respectively, and in the aggregate had AUM of $131.0 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $5.3 million as of December 31, 2014.

(6)	Total excludes two evergreen separate accounts in our Real Estate Debt strategy with an aggregate $146 million of management fee-generating AUM.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. Segment revenues and expenses also reflect Oaktree's proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs are included with segment expenses, as compared to being recorded as other income under GAAP. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) acquisition-related items including amortization of intangibles and changes in the contingent consideration liability, (c) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes, (d) income taxes, (e) other income or expenses applicable to OCG or its Intermediate Holding Companies and (f) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees and co-investments that pay no management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLOs that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “Method 2,” instead of the “Method 1,” approach to accounting for incentive income. ANI follows Method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of Method 1. The Method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income revenues is a non-GAAP measure applying the Method 2, instead of the Method 1, approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and, beginning with the fourth quarter of 2013 (with retrospective application), non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Equity value units (“EVUs”) represent special limited partnership units in Oaktree Capital Group Holdings, L.P. (“OCGH”) that entitle the holder the right to receive a one-time special distribution that will be settled in OCGH units, based on value created during the service period (“Term”) in excess of a fixed “Base Value.” The value created will be measured on a per unit basis, based on Class A unit trading prices and certain components of quarterly distributions with respect to the period during the Term. EVUs also give the holder the right, subject to service vesting and Oaktree performance relative to the accreting Base Value, to receive certain quarterly distributions from OCGH. EVUs do not entitle the holder to any voting rights.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. Convertible Securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings (1).	$68,369	$73,333	$253,133	$260,115
Incentive income	53,004	242,530	491,402	1,030,195
Incentive income compensation	(24,082)	(127,771)	(231,871)	(436,217)
Investment income	19,344	88,470	117,662	258,654
Equity-based compensation (2).	(5,426)	(1,182)	(19,705)	(3,828)
Interest expense, net of interest income	(9,212)	(7,004)	(30,190)	(28,621)
Other income (expense), net	(3,622)	(3)	(5,301)	409
Adjusted net income	98,375	268,373	575,130	1,080,707
Incentive income (3).	26,311	64,460	(28,813)	64,460
Incentive income compensation (3).	(26,311)	(46,334)	10,677	(46,334)
Equity-based compensation (4).	(5,743)	(6,382)	(21,690)	(24,613)
Acquisition-related items (5).	(1,954)	—	(2,442)	—
Income taxes (6).	552	(7,358)	(18,536)	(26,232)
Non-Operating Group expenses (7).	(496)	(248)	(1,645)	(1,195)
OCGH non-controlling interest (7).	(66,344)	(207,604)	(386,398)	(824,795)
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings-OCG (1).	$17,825	$15,166	$61,318	$50,122
Incentive income attributable to OCG	15,124	61,560	132,901	231,971
Incentive income compensation attributable to OCG	(6,872)	(32,431)	(62,719)	(99,168)
Investment income attributable to OCG	5,520	22,456	32,399	60,000
Equity-based compensation attributable to OCG (2).	(1,548)	(301)	(5,517)	(904)
Interest expense, net of interest income attributable to OCG	(2,629)	(1,778)	(8,439)	(6,610)
Other income (expense) attributable to OCG	(1,034)	1	(1,471)	96
Non-fee-related earnings income taxes attributable to OCG (3).	201	(2,745)	(10,710)	(12,394)
Adjusted net income-OCG (1).	26,587	61,928	137,762	223,113
Incentive income attributable to OCG (4).	7,507	16,361	(6,641)	16,361
Incentive income compensation attributable to OCG (4).	(7,507)	(11,761)	1,913	(11,761)
Equity-based compensation attributable to OCG (5).	(1,638)	(1,621)	(6,053)	(5,715)
Acquisition-related items attributable to OCG (6).	(559)	—	(698)	—
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings revenues	$192,464	$197,620	$764,492	$749,901
Incentive income	53,004	242,530	491,402	1,030,195
Investment income	19,344	88,470	117,662	258,654
Segment revenues	264,812	528,620	1,373,556	2,038,750
Consolidated funds (1).	(198,606)	(452,010)	(1,145,967)	(1,787,801)
Investment income (2).	(18,546)	(33,427)	(33,695)	(56,027)
GAAP revenues	$47,660	$43,183	$193,894	$194,922

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings	$121,650	$221,255	$608,139	$984,266
Investment income (1).	19,344	88,470	117,662	258,654
Receipts of investment income from funds (2).	(14,749)	(26,615)	(81,438)	(128,896)
Receipts of investment income from companies	(20,290)	(15,448)	(49,546)	(35,664)
Equity-based compensation (3).	(5,426)	(1,182)	(19,705)	(3,828)
Operating Group income taxes	(2,154)	1,893	18	6,175
Adjusted net income	98,375	268,373	575,130	1,080,707
Incentive income (4).	26,311	64,460	(28,813)	64,460
Incentive income compensation (4).	(26,311)	(46,334)	10,677	(46,334)
Equity-based compensation (5).	(5,743)	(6,382)	(21,690)	(24,613)
Acquisition-related items (6).	(1,954)	—	(2,442)	—
Income taxes (7).	552	(7,358)	(18,536)	(26,232)
Non-Operating Group expenses (8).	(496)	(248)	(1,645)	(1,195)
OCGH non-controlling interest (8).	(66,344)	(207,604)	(386,398)	(824,795)
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)
This adjustment adds back segment investment income, which with respect to investments in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment eliminates the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(5)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(6)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(7)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(8)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings-OCG (1).	$28,306	$50,914	$145,973	$203,595
Investment income attributable to OCG	5,520	22,456	32,399	60,000
Receipts of investment income from funds attributable to OCG	(4,209)	(6,756)	(22,674)	(29,141)
Receipts of investment income from companies attributable to OCG	(5,790)	(3,921)	(13,892)	(8,486)
Equity-based compensation attributable to OCG (2).	(1,548)	(301)	(5,517)	(904)
Distributable earnings-OCG income taxes	1,920	2,118	4,138	7,684
Tax receivable agreement	3,991	2,881	15,853	10,422
Income taxes of Intermediate Holding Companies	(1,603)	(5,463)	(18,518)	(20,057)
Adjusted net income-OCG (1).	26,587	61,928	137,762	223,113
Incentive income attributable to OCG (3).	7,507	16,361	(6,641)	16,361
Incentive income compensation attributable to OCG (3).	(7,507)	(11,761)	1,913	(11,761)
Equity-based compensation attributable to OCG (4).	(1,638)	(1,621)	(6,053)	(5,715)
Acquisition-related items attributable to OCG (5).	(559)	—	(698)	—
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Distributable earnings	$121,650	$221,255	$608,139	$984,266
Distributable earnings attributable to OCGH non-controlling interest	(86,937)	(165,094)	(440,530)	(761,370)
Non-Operating Group expenses	(496)	(248)	(1,645)	(1,195)
Distributable earnings-OCG income taxes	(1,920)	(2,118)	(4,138)	(7,684)
Tax receivable agreement	(3,991)	(2,881)	(15,853)	(10,422)
Distributable earnings-OCG	$28,306	$50,914	$145,973	$203,595
Distributable earnings-OCG per Class A unit	$0.65	$1.33	$3.43	$5.82

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings revenues	$280,507	$482,213	$1,386,878	$1,944,656
Investment income	19,344	88,470	117,662	258,654
Receipts of investment income from funds	(14,749)	(26,615)	(81,438)	(128,896)
Receipts of investment income from companies	(20,290)	(15,448)	(49,546)	(35,664)
Segment revenues	264,812	528,620	1,373,556	2,038,750
Consolidated funds (1).	(198,606)	(452,010)	(1,145,967)	(1,787,801)
Investment income (2).	(18,546)	(33,427)	(33,695)	(56,027)
GAAP revenues	$47,660	$43,183	$193,894	$194,922

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Economic net income (1).	$18,722	$303,200	$339,827	$1,033,739
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	79,653	(34,827)	235,303	46,968
Adjusted net income	98,375	268,373	575,130	1,080,707
Incentive income (3).	26,311	64,460	(28,813)	64,460
Incentive income compensation (3).	(26,311)	(46,334)	10,677	(46,334)
Equity-based compensation (4).	(5,743)	(6,382)	(21,690)	(24,613)
Acquisition-related items (5).	(1,954)	—	(2,442)	—
Income taxes (6).	552	(7,358)	(18,536)	(26,232)
Non-Operating Group expenses (7).	(496)	(248)	(1,645)	(1,195)
OCGH non-controlling interest (7).	(66,344)	(207,604)	(386,398)	(824,795)
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG.

(4)
This adjustment adds back the effect of (a) equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(5)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability.

(6)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income (loss)-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Economic net income (loss)-OCG (1).	$(970)	$73,513	$62,059	$212,283
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	22,727	(8,840)	66,531	11,016
Economic net income (loss)-OCG income taxes	5,817	3,200	27,636	21,247
Income taxes-OCG	(987)	(5,945)	(18,464)	(21,433)
Adjusted net income-OCG (1).	26,587	61,928	137,762	223,113
Incentive income attributable to OCG (2).	7,507	16,361	(6,641)	16,361
Incentive income compensation attributable to OCG (2).	(7,507)	(11,761)	1,913	(11,761)
Equity-based compensation attributable to OCG (3)	(1,638)	(1,621)	(6,053)	(5,715)
Acquisition-related items attributable to OCG (4).	(559)	—	(698)	—
Net income attributable to Oaktree Capital Group, LLC	$24,390	$64,907	$126,283	$221,998

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Economic net income	$18,722	$303,200	$339,827	$1,033,739
Economic net income attributable to OCGH non-controlling interest	(13,379)	(226,239)	(248,487)	(799,014)
Non-Operating Group expenses	(496)	(248)	(1,645)	(1,195)
Economic net income (loss)-OCG income taxes	(5,817)	(3,200)	(27,636)	(21,247)
Economic net income (loss)-OCG	$(970)	$73,513	$62,059	$212,283
Economic net income (loss) per Class A unit	$(0.02)	$1.92	$1.46	$6.07

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG.

(3)
This adjustment adds back the effect of (a) equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions, and (b) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes.

(4)	This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability attributable to OCG.

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Economic net income revenues	$133,163	$701,526	$1,046,524	$2,177,391
Incentives created	78,645	(415,436)	(164,370)	(1,168,836)
Incentive income	53,004	242,530	491,402	1,030,195
Segment revenues	264,812	528,620	1,373,556	2,038,750
Consolidated funds (1).	(198,606)	(452,010)	(1,145,967)	(1,787,801)
Investment income (2).	(18,546)	(33,427)	(33,695)	(56,027)
GAAP revenues	$47,660	$43,183	$193,894	$194,922

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended December 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$192,464	$(146,643)	$45,821
Incentive income (1).	53,004	(51,165)	1,839
Investment income (1).	19,344	(798)	18,546
Total expenses (2).	(153,603)	(67,769)	(221,372)
Interest expense, net (3).	(9,212)	(36,467)	(45,679)
Other income (expense), net (4).	(3,622)	5,634	2,012
Other income of consolidated funds (5).	—	105,366	105,366
Income taxes	—	552	552
Net loss attributable to non-controlling interests in consolidated funds	—	193,762	193,762
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(76,457)	(76,457)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$98,375	$(73,985)	$24,390
Corporate investments (6).	$1,515,443	$(1,327,480)	$187,963
Total assets (7).	$3,267,799	$50,076,263	$53,344,062

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,710 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $27,563, (c) expenses incurred by the Intermediate Holding Companies of $496, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $26,311, (e) acquisition-related items of $1,954, (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $5,634, (g) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes of $33 and (h) other expenses of $68.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income (loss) attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended December 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$197,620	$(154,437)	$43,183
Incentive income (1).	242,530	(242,530)	—
Investment income (1).	88,470	(55,043)	33,427
Total expenses (2).	(253,240)	(78,619)	(331,859)
Interest expense, net (3).	(7,004)	(11,225)	(18,229)
Other income, net	(3)	—	(3)
Other income of consolidated funds (4).	—	1,973,962	1,973,962
Income taxes	—	(7,358)	(7,358)
Net income attributable to non-controlling interests in consolidated funds	—	(1,420,612)	(1,420,612)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(207,604)	(207,604)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$268,373	$(203,466)	$64,907
Corporate investments (5).	$1,197,173	$(1,027,246)	$169,927
Total assets (6).	$2,817,127	$42,446,127	$45,263,254

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $6,382 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $25,655, (c) expenses incurred by the Intermediate Holding Companies of $248 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$764,492	$(572,437)	$192,055
Incentive income (1).	491,402	(489,563)	1,839
Investment income (1).	117,662	(83,967)	33,695
Total expenses (2).	(762,935)	(184,542)	(947,477)
Interest expense, net (3).	(30,190)	(99,752)	(129,942)
Other income (expense), net (4).	(5,301)	8,319	3,018
Other income of consolidated funds (5).	—	3,040,900	3,040,900
Income taxes	—	(18,536)	(18,536)
Net income attributable to non-controlling interests in consolidated funds	—	(1,649,890)	(1,649,890)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(399,379)	(399,379)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$575,130	$(448,847)	$126,283
Corporate investments (6).	$1,515,443	$(1,327,480)	$187,963
Total assets (7).	$3,267,799	$50,076,263	$53,344,062

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $21,657 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $161,055, (c) expenses incurred by the Intermediate Holding Companies of $1,645, (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $10,677, (e) acquisition-related items of $2,442, (f) adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP of $8,319, (g) differences arising from EVUs that are classified as liability awards under GAAP, but classified as equity awards for segment reporting purposes of $33 and (h) other expenses of $68.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income (expense), net represents adjustments related to amounts received for contractually reimbursable costs that are included with segment expenses, as compared to being recorded as other income under GAAP.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Year Ended December 31, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1).	$749,901	$(557,296)	$192,605
Incentive income (1).	1,030,195	(1,027,878)	2,317
Investment income (1).	258,654	(202,627)	56,027
Total expenses (2).	(929,831)	(177,231)	(1,107,062)
Interest expense, net (3).	(28,621)	(32,539)	(61,160)
Other income, net	409	—	409
Other income of consolidated funds (4).	—	7,153,828	7,153,828
Income taxes	—	(26,232)	(26,232)
Net income attributable to non-controlling interests in consolidated funds	—	(5,163,939)	(5,163,939)
Net income attributable to non-controlling interests in consolidated subsidiaries	—	(824,795)	(824,795)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$1,080,707	$(858,709)	$221,998
Corporate investments (5).	$1,197,173	$(1,027,246)	$169,927
Total assets (6).	$2,817,127	$42,446,127	$45,263,254

(1)	The adjustment represents the elimination of amounts earned from the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $24,613 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $105,089, (c) expenses incurred by the Intermediate Holding Companies of $1,195 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $46,334.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.